Exhibit (a)(5)(C)

Greenidge Generation Announces Expiration and Final Results of Tender/Exchange Offer for Senior Notes Due 2026

Pittsford, NY – July 18, 2025 – Greenidge Generation Holdings Inc. (Nasdaq: GREE) (“Greenidge” or the “Company”), a vertically integrated cryptocurrency datacenter and power generation company, today announced final results of its previously announced concurrent offers (collectively, the “Tender/Exchange Offer” or the “Offer”) to exchange or to purchase, at the election of each holder, its outstanding 8.50% Senior Notes due 2026 (the “Old Notes”), as set forth in the Offer to Purchase/Exchange, dated as of June 17, 2025 (as amended or supplemented from time to time, the “Offer to Purchase/Exchange”), which trade on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “GREEL.” The Tender/Exchange Offer expired at 12:00 a.m., New York City time, on July 18, 2025 (the “Expiration Date”). Capitalized terms use herein and otherwise undefined have the meaning ascribed to them in the Offer to Purchase/Exchange.

According to the information provided to Greenidge by Computershare Trust Company, N.A., the exchange agent in connection with the Offer, the following aggregate principal amount of the Old Notes set forth in the table below was (i) validly tendered and not properly withdrawn (the “Tendered Notes”) as of 5:00 p.m., New York City time, on July 2, 2025 (the “Early Tender Date”) for cash in an amount equal to $9.00 for each $25.00 principal amount of Old Notes tendered, plus accrued and unpaid interest up to, but not including, the previously announced July 9, 2025 early settlement date (the “Early Settlement Date”), subject to a $3,204,477 cash payment limit, pursuant to the Tender Option; and (ii) validly tendered and not properly withdrawn (the “Exchanged Notes”) as of the Expiration Date for a new series of 10.00% Senior Notes due 2030 (the “New Notes”), in an amount equal to $11.00 principal amount of New Notes for each $25.00 principal amount of Old Notes exchanged, plus accrued and unpaid interest up to, but not including, the settlement date pursuant to the Exchange Option:

Title of Security	CUSIP Number	Principal Amount Outstanding	Aggregate Principal Amount of Tendered Notes Pursuant to the Tender Option	Aggregate Principal Amount of Tendered Notes Accepted Pursuant to the Tender Option	Aggregate Principal Amount of Exchanged Notes Pursuant to the Exchange Option[1]	Total Aggregate Principal Amount of Tendered Notes and Exchanged Notes Accepted Pursuant to Tender/Exchange Offer	Principal Amount Outstanding Following Final Settlement of Tender/Exchange Offer
8.50% Senior Notes Due 2026	39531G209	$58,274,700	$17,802,650	$8,901,325	$4,784,575	$13,685,900	$44,588,800

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1 The amounts exclude $36,450 in aggregate principal amount of Old Notes for which holders have complied with certain procedures applicable to guaranteed delivery set forth in the Offer to Purchase/Exchange, which remain subject to such holders’ performance of additional delivery requirements thereunder.

The Tender/Exchange Offer was made pursuant to the terms and subject to the satisfaction or waiver of certain conditions set forth in the Offer to Purchase/Exchange. As of the Expiration Date, all conditions to the Tender/Exchange Offer were satisfied or waived. Upon settlement of the Exchange Offer, which is currently expected to occur on July 21, 2025, subject to the acceptance procedures described in the Offer to Purchase/Exchange, holders of Exchanged Notes will receive an aggregate principal amount of New Notes in an amount equal to $11.00 for each Exchanged Note accepted plus accrued and unpaid interest thereon up to, but not including, the settlement date, in addition to a stub payment in cash for any remaining accrued and unpaid interest in an amount less than $11.00 in total. Accordingly, on the settlement date, Greenidge will issue $2,105,213 in aggregate principal amount of New Notes.

As the aggregate principal amount of New Notes is less than the minimum offering required for listing on Nasdaq, Greenidge seeks to list the New Notes under the ticker “GREEN” for trading on the OTC Market’s platform. However, as previously disclosed in the Offer to Purchase/Exchange, Greenidge cannot provide any assurances that the New Notes will be tradable or that an active trading market will develop for the New Notes or that holders will be able to sell their New Notes. If the New Notes are traded after their initial issuance, they may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, the Company’s credit ratings, general economic conditions, the Company’s financial condition, performance and prospects and other factors. Accordingly, Greenidge cannot make any assurances that a liquid trading market for the New Notes will be sustained, that holders will be able to sell their New Notes at a particular time or that the price holders receive when they sell will be favorable. To the extent an active trading market is not sustained, the liquidity and trading price for the New Notes may be harmed. Accordingly, holders may be required to bear the financial risk of an investment in the New Notes for an indefinite period of time.

About Greenidge Generation Holdings Inc.

Greenidge Generation Holdings Inc. (Nasdaq: GREE) is a vertically integrated power generation company, focusing on cryptocurrency mining, infrastructure development, engineering, procurement, construction management, operations and maintenance of sites.

Forward-Looking Statements

This press release includes certain statements that may constitute “forward-looking statements.” All statements other than statements of historical fact are forward-looking statements for purposes of federal and state securities laws. These forward-looking statements involve uncertainties that could significantly affect Greenidge’s financial or operating results. These forward-looking statements may be identified by terms such as “anticipate,” “believe,” “continue,” “foresee,” “expect,” “intend,” “plan,” “may,” “will,” “would,” “could,” and “should,” and the negative of these terms or other similar expressions. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Forward-looking statements in this press release include, among other things, statements regarding the business plan, business strategy and operations of Greenidge in the future. In addition, all statements that address operating performance and future performance, events or developments that are expected or anticipated to occur in the future are forward looking statements. Forward-looking statements are subject to a number of risks, uncertainties and assumptions. Matters and factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include but are not limited to the matters and factors described in Part I, Item 1A. “Risk Factors” of Greenidge’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be amended from time to time, its subsequently filed Quarterly Reports on Form 10-Q and its other filings with the Securities and Exchange Commission. Consequently, all of the forward-looking statements made in this press release are qualified by the information contained under this caption. No assurance can be given that these are all of the factors that could cause actual results to vary materially from the forward-looking statements in this press release. You should not put undue reliance on forward-looking statements. No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, the actual results, performance, or achievements of Greenidge could differ materially from the results expressed in, or implied by, any forward-looking statements.

Contacts

Investors

investorrelations@greenidge.com

Media

Longacre Square Partners

Kate Sylvester / Liz Shoemaker

646-386-0091

greenidge@longacresquare.com

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